AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER20, 2007

                            REGISTRATION NO. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                COLORSTARS GROUP
                 (Name of small business issuer in its charter)

         NEVADA                       3674                       06-1766282
-------------------------   -------------------------     ----------------------
(State or jurisdiction of      (Primary Standard            (I.R.S. Employer
    incorporation or        Industrial Classification     Identification Number)
      organization)                Code Number)

                                COLORSTARS GROUP
                           300 Center Ave., Suite 202,
                               Bay City, MI 48708
                                  989-509-5924
          (Address and telephone number of principal executive offices)

         COPIES OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS SENT TO
                      AGENT FOR SERVICE, SHOULD BE SENT TO:

                                  WEI-RUR CHEN
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
                           300 CENTER AVE., SUITE 202,
                               BAY CITY, MI 48708
                                  989-509-5924
           (Name, address and telephone number of agent for service)

                                WITH A COPY TO:

                            STEPHEN J. CZARNIK, ESQ.
                              COHEN & CZARNIK LLP
                                17 STATE STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 232-8323

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
       Title of Each                Dollar Amount            Proposed Maximum              Proposed          Amount of Registration
    Class of Securities            To Be Registered           Offering Price          Maximum Aggregate                Fee
      To Be Registered                                          Per Share               Offering Price
-----------------------------------------------------------------------------------------------------------------------------------
        Common Stock                  $10,000,000                 $1.00                   $10,000,000                 $ 307.00
$0.0001 par value per share
===================================================================================================================================

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2007

                                   PROSPECTUS

                                10,000,000 SHARES

                                COLORSTARS GROUP

                                  COMMON STOCK

ColorStars Group is offering on a best-effort basis a total of 10,000,000 shares of our common stock at a price of $1.00 per share. The shares are intended to be sold directly through the efforts of our officers and directors. There is no minimum number of shares that the Company must sell in order to receive any subscription. The Company may receive little or no funds from this offering. The Company is not engaging underwriters for this offering. For more information, see "Plan of Distribution" on page 9.

On November 9, 2007, there were 62,000,000 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding.

As of November 9, 2007, there were approximately 72 holders of record of the Company's common stock as determined from the Company's transfer agent's list. Such list does not include beneficial owners of securities whose shares are held in the names of various dealers and clearing agencies.

The Company will bear all expenses in connection with the registration and sales of the shares of common stock.

Investing in Our common stock involves risks.

See "Risk Factors" Beginning on page 5.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or has determined if this prospectus is truthful or complete any representation to the contrary is a criminal offense.

We have retained no underwriters in connection with this offering.

The date of this prospectus November 20, 2007.

                                TABLE OF CONTENTS

                                                                            PAGE

Prospectus Summary...........................................................3
Risk Factors.................................................................5
Forward-Looking Statements...................................................8
Use of Proceeds..............................................................8
Determination of Offering Price..............................................9
Dilution.....................................................................9
Plan of Distribution.........................................................9
Legal Proceedings............................................................10
Directors, Officers, Promoters and Control Persons...........................10
Security Ownership of Beneficial Owners and Management.......................11
Disclosure of Commission Position of Indemnification for Securities Act
Description of Securities....................................................12
Liabilities..................................................................13
Organization Within Last Five Years..........................................13
Interests of Named Experts and Counsel.......................................13
Description of Business......................................................13
Management's Discussion and Analysis of Financial Condition and
  Plan of Operations.........................................................18
Description of Property......................................................18
Certain Relationships and Related Transactions...............................18
Market for Common Equity and Related Stockholder Matters.....................18
Executive Compensation.......................................................19
Legal Matters................................................................20
Experts......................................................................20
Transfer Agent...............................................................20
Changes in and Disagreements with Accountants on Accounting
  and Financial Disclosure...................................................20
Index to Consolidated Financial Statements...................................20

                               PROSPECTUS SUMMARY

This Summary highlights selected information contained elsewhere in this prospectus. This Summary may not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including "Risk Factors" and the Financial Statements, before making a decision to invest in our common stock.

                                   OUR COMPANY

ColorStars Group ("ColorStars" or the "Company") is a vertically integrated light emitting diodes ("LED") lighting company that develops and manufacturers LED lighting products for general consumer applications as well as LED lighting products for professional lighting installations.

The Company's LED lighting application development activity ranges from lighting fixture design to optical lens and heat management, from color changing control systems to multiple-chip RGB packaging, and from white and warm-white LED packaging with phosphor of a proprietary composition to special packaging methods designed for general lighting applications.

The Company's current products include the following:

The ultra-bright LED Color Changing Galaxy System for building facade lighting and project lighting.

The ultra-bright TriStar series of five-watt single-color and RGB LED lamps for interior accent and cove lighting and project lighting. These include the consumer product line of TriStar lamps: the TriStar RGB and single-color E27 lamps, the TriStar RGB and single-color GU10 and the TriStar RGB and single-color MR16.

The TriStar PAVO series of controllers and the TriStar IR Remote Controller.

Additional professional lighting products developed and manufactured by the company include the GemStar MR-10-W Linear LED lamps, the Mini-Bar LED lamps and the EZStar LED lamps.

The Company also sells LED power and data drivers that professional lighting engineers can use to power the ColorStars' line of LED lighting fixtures.

The Company is also engaged in the research and development of a variety of products to extend its lines of consumer and professional lighting products. Among these products are a new low-cost 5W TriStar MR16 warm white LED lamp for general consumer applications; a solar-powered 1W and 3W LED lamp suitable for residents of rural villages in developing countries where electric power generation is limited; a high-power, ultra-bright version of the Beamer for building facade lighting; new two-wire versions of the TriStar Master-Slave and TriStar SMART lamps; and a compact emergency light fixture that can become a portable lamp when needed.

The Company has been issued patents for "high power LED color bulb with infrared remote function" in Taiwan and China, and patents for this technology are pending in UK, Germany, France and the U.S.A. This patent covers the technology in the TriStar series of RGB lamps. A patent has also been filed and is pending with the U.S. Patent and Trademark Office for the technology involved in the GemStar LED lighting product.

While we experienced increased revenues (and expenses) in each year as compared to the preceding year, we incurred net losses in the years ended December 31, 2006 and 2005 of $(49,906) and $(192,498) respectively and a net gain of $22,838 for the six months ended June 30, 2007, as we continued to implement our growth plans. The following table summarizes these results:

                                                Year Ended         Year Ended     Six Months Ended
                                                December 31,      December 31,         June 30,
                                                    2005              2006              2007
                                               --------------    --------------    --------------
Revenues                                       $      528,611    $      968,430    $      579,888
                                               ==============    ==============    ==============
Operating Expenses                             $      721,109    $    1,018,336    $      557,050
                                               ==============    ==============    ==============
Net Income (Loss)                              $     (192,498)   $      (49,906)   $       22,838
                                               ==============    ==============    ==============
Net Loss Per Common Share, Basic and Diluted   $        (0.01)   $      (0.0010)   $       0.0005
                                               ==============    ==============    ==============


                                                          December 31,                June 30,
                                               --------------------------------    --------------
                                                    2005              2006              2007
                                               --------------    --------------    --------------
Working Capital Deficiency                     $     (158,318)   $     (220,847)   $     (186,383)
                                               ==============    ==============    ==============
Total Assets                                   $      216,369    $      524,810    $      516,909
                                               ==============    ==============    ==============
Total Stockholders' (Deficiency) Equity        $      (84,189)   $       15,657    $       52,495
                                               ==============    ==============    ==============
Accumulated Deficit                            $     (534,375)   $      (49,906)   $      (27,068)
                                               ==============    ==============    ==============

                              CORPORATE INFORMATION

We are a Nevada corporation. We were incorporated in the Province of Ontario, Canada on January 21, 2005. We converted to a Nevada corporation on November 3, 2005. Our principal executive offices are located at 300 Center Ave., Suite 202, Bay City MI, 48708, our telephone number is (989) 509-5924. The information contained on our website is not part of this prospectus.

                                  THE OFFERING

The Company is registering for sale 10,000,000 shares of its common stock.

Price per share offered ..................................    $1.00

Securities offered........................................    10,000,000 shares

Common stock outstanding before the offering..............    62,000,000 shares

Common stock to be outstanding after the offering.........    72,000,000 shares

                                  RISK FACTORS

An Investment in our common stock involves risks. You should carefully consider the following risks, as well as the other information contained in this prospectus. If any of the following risks actually occur, our business could be materially harmed.

                          RISKS RELATED TO OUR BUSINESS

o We have a history of operating losses. There is no assurance that we will be profitable in the future.

The Company incurred a net loss of $49,906 for the year ended December 31, 2006. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

We cannot be sure that we will achieve profitability in fiscal 2007 or thereafter. Continuing losses may exhaust our capital resources and force us to discontinue operations.

o We are substantially dependent upon the success and market acceptance of LED technology. The failure of the LED market to develop as we anticipate, would adversely affect our business.

The Company's success is largely dependent on increased market acceptance of LED lighting. Potential customers for LED lighting systems may be reluctant to adopt LED lighting as an alternative to more traditional lighting technologies that are available in the market. If acceptance of LED lighting does not continue to grow, then the Company's revenues may be significantly reduced.

o If we are unable to develop new products, our competitors may develop and market products with better features that may reduce demand for our potential products.

LED technology market is rapidly evolving. The Company's failure to respond effectively to changes in technology, customer requirements or industry standards could render its products less competitive or obsolete. The Company may not be able to introduce any new products or any enhancements to its existing products on a timely basis, or at all. In addition, the introduction by the Company of any new products could adversely affect the sales of certain of its existing products. If the Company's competitors develop innovative lighting technology that are superior to the Company's products or if the Company fails to accurately anticipate market trends and respond on a timely basis with its own innovations, the Company may not achieve sufficient growth in its revenues to attain profitability.

o We may incur substantial costs enforcing our patents, defending against third-party patents, invalidating third-party patents or licensing third-party intellectual property, as a result of litigation or other proceedings relating to patent and other intellectual property rights.

The Company considers its technology and procedures proprietary. In particular, the Company depends substantially on its patent for the technology involved in the color changing and remote controlled TriStar lamps. These lamps account for approximately 45% of the products sold by the company in the first two quarters of 2007. If the Company is unable to adequately protect or enforce the proprietary aspects of its technology, competitors could be able to access its proprietary technology and imitate its products. The Company protects its intellectual property through a combination of patent, copyright, trademark and trade secret laws, employee and third party nondisclosure agreements and similar means. Despite these efforts, other parties may attempt to disclose, obtain or use these technologies or independently develop products that are substantially equivalent or superior to the Company's products or design that circumvent the Company's patents.

The Company may be notified of claims that it has infringed a third party's intellectual property. Even if such claims are not valid, they could subject the Company to significant costs. In addition, it may be necessary in the future to enforce the Company's intellectual property rights to determine the validity and scope of the proprietary rights of others. Litigation may also be necessary to defend against claims of infringement or invalidity by others. An adverse outcome in litigation or any similar proceedings could force the Company to take actions that could harm its business. These include: (i) ceasing to sell products that contain allegedly infringing property; (ii) obtaining licenses to the relevant intellectual property which the Company may not be able to obtain on terms that are acceptable, or at all; (iii) indemnifying certain customers or strategic partners if it is determined that the Company has infringed upon or misappropriated another party's intellectual property; and (iv) redesigning products that embody allegedly infringing intellectual property. Any of these results could adversely affect the Company's business, financial condition and results of operations. In addition, the cost of defending or asserting any intellectual property claim, both in legal fees and expenses, and the diversion of management resources, regardless of whether the claim is valid, could be significant.

o Product defects could cause the Company to incur significant product liability, warranty, repair and support costs and damage its reputation which would have a material adverse effect on its business.

Although the Company rigorously tests its products, defects may be discovered in future or existing products. These defects could cause the Company to incur significant warranty, support and repair costs and divert the attention of its research and development personnel. It could also significantly damage the Company's reputation and relationship with its distributors and customers which would adversely affect its business. In addition, such defects could result in personal injury or financial or other damages to customers who may seek damages with respect to such losses. A product liability claim against the Company, even if unsuccessful, would likely be time consuming and costly to defend.

o The markets in which we operate are highly competitive, and many of our competitors have significantly greater resources than we do.

The Company competes with independent distributors, importers, manufacturers, and suppliers of lighting fixtures and other consumer products for both LED and traditional lighting products. Many of its competitors have far greater name recognition and greater financial, technological and marketing resources than the Company. This may allow them to respond more quickly to new or emerging technologies and changes in customer requirements. It may also allow them to devote greater resources to the research, development, promotion, sale and support of their products than the Company. In addition, the Company also faces competition from a number of smaller manufacturers that have developed LED products. The relatively low barriers to entry into the lighting industry and the limited proprietary nature of many lighting products also permit new competitors to enter the industry easily. If the Company's is unable to compete successfully in this highly competitive market, its future prospects of success may be harmed.

o The loss of our senior management and failure to attract and retain qualified personnel in a competitive labor market could limit our ability to execute our growth strategy, resulting a slower rate of growth.

We depend on the continued service of our senior management. Due to the nature of our business, we may have difficulty locating and hiring qualified personnel and retaining such personnel once hired. The loss of the services of any of our key personnel, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could limit our ability to execute our growth strategy resulting in a slower rate of growth.

o Economic downturns in general would have a material adverse effect on the Company's business, operating results and financial condition.

The Company's operations may in the future experience substantial fluctuations from period to period as a consequence of general economic conditions affecting consumer spending. Therefore, any economic downturns in general would have a material adverse effect on the Company's business, operating results and financial condition.

o A demand for payment of outstanding loans would have a material adverse effect on the Company.

Mr. Wei-Rur Chen, President, CEO and Chairman of the Board of the Company, has extended approximately $35,741 in loans to the Company which was paid in full as of September 30, 2006. There are no preliminary agreements or understandings with respect to loans or advances to the Company from Mr. Wei-Rur Chen.

o Our business is subject to seasonal fluctuations, which may cause our operating results to fluctuate from quarter to quarter. This may result in volatility or adversely affect our stock price.

We experience, and we expect to continue to experience, seasonal fluctuations in our revenue because the markets in which we operate tend to be seasonal. These fluctuations could result in volatility adversely affecting our stock price. In addition, as our revenue grows, these seasonal fluctuations may become more evident. We expect that this seasonal trend will continue.

o Certain Nevada corporation law provisions could prevent a potential takeover, which could adversely affect the market price of our common stock.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock. Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidate or candidates nominated by our board of directors.

Risks related to this offering.

o We may need additional funds in the future. We may be unable to obtain additional funds or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents along with cash generated from operations will be sufficient to fund our operating expenses and capital requirements through November 1, 2008, although there is no assurance of this result, we may need funds in the future.

If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities.

o If we raise additional funds by selling additional shares of our capital stock, the ownership interests of our stockholders will be diluted.

o You may experience difficulty in trading our common stock because there is not now and may never be a public market for our common stock, investors may have difficulty in reselling their shares.

Prior to this offering, there has been no public market for the common stock of the Company, and there can be no assurance that an active trading market will develop or be sustained after this offering. The initial public offering price will be determined arbitrarily and may not be indicative of the market price of the common stock after this Offering. The market price of the shares of common stock is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company's operating results, announcements of technological innovations, new products or new contracts by the Company or its competitors, developments with respect to copyrights or proprietary rights, adoption of new accounting standards affecting the lighting and/or software industry, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market price for the common stocks of technology companies. These types of broad market fluctuations may adversely affect the market price of the Company's common stock. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been initiated against such company. Such litigation could result in substantial costs and a diversion of management's attention and resources which could have a material adverse effect upon the Company's business, operating results or financial condition.

o Our common stock may be subject to "penny stock" rules which may be detrimental to investors.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. The securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of purchasers in this offering to sell the Common Stock offered hereby in the secondary market.

o Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding stock in the public marketplace could reduce the price of our common stock.

Sales of a substantial number of shares of common stock in the public market after this offering could materially adversely affect the market price of the common stock. Such sales also might make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that the Company deems appropriate.

o     We do not anticipate paying any dividends.

No dividends have been paid on the common stock of the Company. The Company does not intend to pay cash dividends on its common stock in the foreseeable future, and anticipates that profits, if any, received from operations will be devoted to the Company's future operations. Any decision to pay dividends will depend upon the Company's profitability at the time, cash available and other relevant factors.

                           FORWARD-LOOKING STATEMENTS

In this prospectus, we include some forward-looking statements that involve substantial risks and uncertainties and other factors which may cause our operational and financial activity and results to differ from those expressed or implied by these forward-looking statements. In many cases, you can identify these statements by forward-looking words such as "may," "expect," "anticipate," "believe," "estimate," "plan," "intend" and "continue," or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial condition, or state other "forward-looking" information.

You should not place undue reliance on these forward-looking statements. The sections captioned "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Plan of Operations," as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                                 USE OF PROCEEDS

We are offering up to a total of 10,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $1.00 per share. We believe that if all shares offered under this prospectus are sold, the proceeds will be sufficient to fund our operations for twelve months. Set forth below is the Company's proposed use of proceeds assuming the sale of all shares of common stock offered hereunder:

      1. Working Capital. The Company plans to expand its product line, staff, facilities and equipment. Working capital will support the administration and management of the development of its lighting ranges and the distribution thereof.

      2. Purchasing Manufacturing Facilities and Testing Equipment. The Company will seek to expand its factory facilities by installing manufacturing and testing equipment in its current offices in Sindian City, Taipei County. This factory expansion will allow the Company to meet production schedules due to market expansion.

      3. Research & Development for New Product. The Company anticipates expanding its research and development staff to enhance its sales and market position by developing new and innovative products.

      4.    Inventory. The Company anticipates expanding its inventory.

      5. Marketing/Advertising/Promotion. The Company anticipates expanding its marketing staff to enhance its marketing efforts. In addition, the Company anticipates continuing to exhibit its products in the leading international lighting trade shows and increasing its advertising in leading industry publications.

      6. Product Certification and Patent Filing. The Company anticipates incurring patent filing fees and certification fees as it continues to develop new and innovative products.

      7. Repayment for Short-Term Loans. The Company anticipates repaying $200,000 of outstanding short term loans.

                         DETERMINATION OF OFFERING PRICE

We arbitrarily determined the price of the shares in this offering solely for the purpose of calculating the registration fee pursuant to Rule 457 and it is not an indication of our actual value. Therefore, the offering price bears no relationship to our book value, assets or earnings, or to any other recognized measure of value and it should not be regarded as an indicator of any future market price of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share of common stock immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.

As of June 30, 2007, the net tangible book value of our shares of common stock was $(89,845) or approximately $(0.0014) per share, based upon an aggregate of 62,000,000 shares of common stock outstanding.

Upon completion of this offering, if all of the shares to be offered by us are sold, the net tangible book value of the 72,000,000 shares of common stock to be outstanding will be $9,910,155, or approximately $0.138 per share. The amount of dilution shareholders in this offering will incur will be $0.862 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.1366 per share without any additional investment on their part. You will incur an immediate dilution from $1.00 per share to $0.138 per share.

After completion of this offering, if the maximum offering of 10,000,000 shares of common stock are sold, shareholders in this offering will own approximately 13.89% of the total number of shares then outstanding for which the aggregate capital contribution was $10,000,000, or $1.00 per share. The Company's existing shareholders as of June 30, 2007 will own approximately 86.11% of the total number of shares then outstanding.

                              PLAN OF DISTRIBUTION

There is no public market for our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate when we expect to undertake this endeavor. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to sell their shares. The market price of the shares of common stock is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company's operating results, announcements of technological innovations, new products or new contracts by the Company or its competitors, developments with respect to copyrights or proprietary rights, adoption of new accounting standards affecting the lighting and/or software industry, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market price for the common stocks of technology companies. These types of broad market fluctuations may adversely affect the market price of the Company's common stock.

The Company is offering 10,000,000 shares of common stock, using our Chief Executive Officer, on a self-underwritten, best-efforts basis. There is no minimum amount of securities that the Company must sell in order to receive any subscriptions. The common stock will be offered at a price of $1.00 per share. This offering will commence on the date of this prospectus and will continue until the earlier of February 2008, or the date all of the shares offered are sold, or we otherwise terminate the offering.

Our officers and directors may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this prospectus, we have not identified the specific states, where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to the Company. No escrow account has been established, and all subscription funds will be paid directly to the Company.

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 10.2) and sending it together with payment in full to ColorStars Group, 300 Center Avenue, Suite 200, Bay City, Michigan 48708. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. An investors' failure to pay the full subscription amount will entitle us to disregard the investors' subscription. All subscription agreements and checks are irrevocable. We reserve the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

                                LEGAL PROCEEDINGS

The Company is not currently a party to any material legal action.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

3The following persons are our executive officers and directors. Directors are elected to hold offices until the next annual meeting of Shareholders and until their successors are elected or appointed and qualified. Officers are appointed by the board of directors until a successor is elected and qualified or until resignation, removal or death.

NAME                        AGE      OFFICES HELD
----                        ---      ------------

Wei Rur Chen                 45      Chairman of the Board, Chief
                                     Executive Officer, Chief Financial
                                     Officer, President and Director

Ting-Feng Wu                 46      Director

Mei-Ying Chiu                53      Secretary, Treasurer and
                                     Director

WEI RUR CHEN. Mr. Wei Rur Chen has served as the Company's Chief Executive Officer and President since 2003. Prior to joining the Company, Mr. Chen was Executive Vice President of Primo Lite Co., Ltd. (2002 to 2003), Executive Vice President of Tinya Engineering Co., Ltd. (2000 to 2002), Vice President of Hi-Doer Power Co., Ltd. (1997 to 2000), Manager of Sales and Marketing, Westinghouse Elec.(1991 to 1997) and Manufacturing Engineer, Westinghouse Elec. (1984 to 1989). He has a Master of Science, Industrial Engineering from Clemson University SC, USA, 1990ADSX.

TING FENG WU. Mr. Ting-Feng Wu has been serving on ColorStars' board since 2006. Wu brings to ColorStars his expertise in telecommunication, wireless controls, and software for product interface. Wu began his career at Pacific Data Product Corporation in January 1990 as R&D department manager. The main product designed by Wu was the printing machine control systems. Wu became the Vice President of Technology Thesaurus Corporation 1994 and led the technical development team of

TTC. The main business line of TTC was fiber optical control and testing equipment. Wu later moved to Safaci International as the Vice President in 2002. Wu has been the President of Anteya Corporation since 2003. Wu was born in 1964 and was graduated from National Taiwan University of Science and Technology 1990. He holds a Bachelor of Science degree in Electronic Engineering. He is married with three children and lives in Kaohsiung City of Taiwan.

MEI-YING CHIU. Ms. Mei-Ying Chiu has served as the Company's Secretary since 2004. Prior to joining the Company Ms Chiu was Vice President of Sales and Marketing for 5E Chemical Co., Ltd. (2003 to 2004), Manager of Marketing for Tingya Engineering (2001 to 2003), Project Manager for Stone & Webster Taiwan (1999 to 2001) and Project Manger for Gibsin Engineering Co., Ltd. (1980 to1997). Ms. Chiu has a Bachelor of Arts, Business Administration from Mingchuan University, Taiwan, 2001.

The business address for each of our officers and directors is 300 Center Ave., Suite 202, Bay City, MI 48708.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of June 30, 2007 by:

o all persons who are beneficial owners of five percent (5%) or more of our common stock;

o     each of our directors;

o     each of our executive officers; and

o     all current directors and executive officers as a group.

Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them.

Applicable percentage ownership in the following table is based on 62,000,000 shares of common stock outstanding as of June 30, 2007.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 30, 2007, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Title of Class          Name and Address of Owner               Title                        Amount Owned       Percentage of Issued
                                                                                           Before Offering          Common Stock
------------------------------------------------------------------------------------------------------------------------------------
Common Stock            Wei-Rur Chen                            President ,Chief                10,800,000                    17.42%
                        7, Mayhua 1st Road                      Executive Officer,
                        Sindian City, Taipei County             Chief Financial
                        Taiwan 231                              Officer, Chairman of
                                                                the Board and Director.
------------------------------------------------------------------------------------------------------------------------------------
Common Stock            Ting-Feng Wu                            Director                         1,000,000                     1.61%
                        3F, No. 11, Dathung Rd.
                        Kaohsiung County 833
                        Taiwan ROC
------------------------------------------------------------------------------------------------------------------------------------
Common Stock            Mei-Ying Chiu                           Secretary, Treasurer             2,500,000                     4.03%
                        9F, No. 568, Jungjeng Road              and Director
                        Sindian City, Taipei County
                        Taiwan 231
------------------------------------------------------------------------------------------------------------------------------------
Common Stock            Tsui-Ling Lee                           Shareholder                      8,000,000                     12.9%
                        7, Mayhua 1st Road
                        Sindian City, Taipei County
                        Taiwan 231

------------------------------------------------------------------------------------------------------------------------------------
Common Stock            Jung-Tsung Chen                         Shareholder                      4,000,000                     6.45%
                        No. 56-3, Alley 29, Lane 246
                        Junghsiao Road
                        Chungli City, Taoyuan County
                        Taiwan
------------------------------------------------------------------------------------------------------------------------------------
Common Stock            Reuya International LTD                 Shareholder                     11,620,000                    18.74%
                        (Wei-Rur Chen)
                        10F, No. 566 Jungjeng Rd.
                        Sindian City, Taipei County
                        Taiwan 231
------------------------------------------------------------------------------------------------------------------------------------
Common Stock            Triad Trading Corporation               Shareholder                      3,200,000                     5.16%
                        (Markand Amersey)
                        Cond Los Faroles 50 Metros Arr
                        Desamparados, SA
------------------------------------------------------------------------------------------------------------------------------------
Common Stock            Circletex Corp.                         Shareholder                      4,700,000
                        (Nitin Amersey)
                        300 Center Avenue
                        Suite 202
                        Bay City, MI 48708                                                                                     7.58%
------------------------------------------------------------------------------------------------------------------------------------
Common Stock            Gideon Holding Inc.                     Shareholder                      3,340,000                     5.39%
                        (Chuan-Chen Hu)
                        6FL.-2, No 108
                        Longjang Rd., Jhongshan Dist
                        Taipei City 104
                        Taiwan (R.O.C.)
------------------------------------------------------------------------------------------------------------------------------------

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation.

Holders of common stock are entitled to receive dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro-rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

TRANSFER AGENT AND REGISTRAR

The transfer agent for the common stock is Bay City Transfer Agency and Registrar, Inc., located at 300 Center Ave., Suite 202B, Bay City, MI 48708 and its telephone number is: (989) 891-9720.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No "Expert" or "Counsel" as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act of 1933, whose services were used in the preparation of this Form SB-2 was hired on a contingent basis or will receive a direct or indirect interest in ColorStars.

                      DISCLOSURE OF COMMISSION POSITION OF
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

On July 24, 2005, the Company entered into an acquisition agreement with Color Stars, Inc., a Taiwanese corporation, pursuant to which the shareholders of Color Stars, Inc. [Taiwan] were issued shares of the Company in exchange for their shares of Color Stars, Inc.[Taiwan] resulting in Color Stars, Inc. [Taiwan] becoming a wholly owned subsidiary of the Company. Specifically, for each share of common stock outstanding of Color Stars, Inc. [Taiwan] (2,400,000 shares of Color Stars, Inc. [Taiwan]were issued and outstanding at such time), 20 shares of common stock of the Company were issued in exchange for each such share (the aggregate of 48,000,000 shares of common stock of the Company). As a result of the closing, Color Stars, Inc. [Taiwan] became a wholly owned subsidiary of the Company. In addition, pursuant to the acquisition agreement, all three (3) members of the Board of Directors of the Company were designated by the agreement until their successors were elected.

Ting Feng-Wu is the only independent member of our Board of Directors under the standards set forth in Nasdaq Marketplace Rule 4200(a)(15).

                             DESCRIPTION OF BUSINESS

The Company is a vertically integrated LED lighting company that develops and manufacturers LED lighting products for general consumer applications as well as LED lighting products for professional lighting installations.

Its LED lighting application development activity ranges from lighting fixture design to optical lens and heat management, from color changing control systems to multiple-chip RGB packaging, and from white and warm-white LED packaging with phosphor of a proprietary composition to special packaging methods designed for general lighting applications.

INDUSTRY BACKGROUND

According to a 2003 report completed by the Next Generation Lighting Industry Alliance (NGLIA), an industry consortium involved in solid-state-lighting (SSL) working in cooperation with the United States Department of Energy (DOE), the size of the global lighting industry (including the sale of lamps, ballasts, luminaries and lighting controls) in 2001 was US$40 billion. The U.S. total of that amount was US$12 billion.

In the U.S. alone, the DOE estimates that 22% of electricity generation has been used for lighting, amounting to the electricity production of 100 large power plants that require three times the energy to produce the electricity. 8% of all energy consumption in the U.S. is devoted to lighting. The market cost of the electricity devoted to lighting in the U.S. in 2001 was US$55 billion.

There were 4.2 billion incandescent lamp sockets in use in the U.S. requiring the generation of electricity equal to the production of 41 major power plants at a cost of US$25 billion.

The National Institute of Standards and Technology ("NIST") indicated in its report, Trends and Opportunities in Photonics Technologies: Solid-State Lighting and Healthcare (NISTIR 7305), that in 2005 in the U.S., commercial lighting accounted for 74% of all lighting generated.

The NGLIA estimates that LED (light emitting diodes) and OLED (organic light emitting diodes) lamps will replace 50% of all incandescent and fluorescent lamps in use when LEDs reach 150 lm/W (lumens per watt). NGLIA estimates that LEDs have the potential to reach 200 lm/W, compared to the efficacies of incandescent lamps at 15 lm/W and fluorescent tubes at 90 lm/W.

In the U.S., when 50% of all incandescent and fluorescent lamps have been replaced with LEDs, there will be a savings of energy equal to the power generation of 30 large power plants and US$17 billion (based on 2003 electricity rates in the U.S.) When solid-state lighting replaces all existing light, the DOE estimates that consumers will save US$115 billion by 2025 and experience a 10% reduction in greenhouse emission gases.

The NGLIA estimates that based on the results in LED technology over the past few years, there are no fundamental reasons why LEDs and OLEDs cannot achieve 10-12 times the efficiency of incandescent lamps and 2 times the efficiency of fluorescent lamps.

Other benefits of SSL, which will further encourage the development and use of LEDs and OLEDs, include the following:

      o a reduction in the production in the U.S. alone of 155 tons of carbon dioxide emissions and one million tons of combined nitrous oxides and sulfur dioxide

      o     higher theoretical efficiencies of LEDs and OLEDs

      o greater ruggedness (much lower fragility), much longer lifetimes and no catastrophic failures (LEDs)

      o much greater design freedom (color flexibility, including whites that require no filters, are dimmable and can achieve new form factors for greater fixture design flexibility)

      o     intrinsically diffuse (OLEDs) or "point" (LEDs) light sources.

OUR BUSINESS

ColorStars is a vertically integrated LED lighting company that develops and manufacturers LED lighting products for general consumer applications as well as LED lighting products for professional lighting installations.

Its LED lighting application development activity ranges from lighting fixture design to optical lens and heat management, from color changing control systems to multiple-chip RGB packaging, and from white and warm-white LED packaging with phosphor of a proprietary composition to special packaging methods designed for general lighting applications.

PRODUCTS

The Company's current products include the following:

      o The ultra-bright LED Color Changing Galaxy System for building facade lighting and project lighting. The Galaxy System includes two multiple-chip light fixtures, the Beamer 12 and the Charmer; CS Galaxy System Series Controllers for controlling the color-changing effects of the Beamers and Charmers; Star Orchestra, a Windows-based software program used for programming color-changing patterns used in the controllers; ColorStars PDS Beamer Series Drivers that power the Beamers; and the ColorStars PS Charmer Series Drivers that power the Charmers.

      o The ultra-bright TriStar series of five-watt single-color and RGB LED lamps for interior accent and cove lighting and project lighting. These include the consumer product line of TriStar lamps: the TriStar RGB and single-color E27 lamps, the TriStar RGB and single-color GU10 and the TriStar RGB and single-color MR16. All of the TriStar E27, GU10 and MR16 lamps are available as RGB color-changing lamps or in 16 single colors. The TriStar series also includes a professional product line of lighting products: the TriStar RGB Master and Slave lamps and the TriStar RGB SMART lamps. The TriStar RGB Master can synchronize and control color-changing effects of up to 32 TriStar Slave lamps using the TriStar IR Remote Controller or any line switch. The TriStar RGB SMART lamps are individually addressable and controlled with the TriStar PAVO series of controllers and the TriStar IR Remote Controller.

      o The TriStar PAVO series of controllers and the TriStar IR Remote Controller. The TriStar PAVO series of controllers are used to control color changing programs for the TriStar RGB SMART lamps with 20 programs maximum and eight pre-set programs. The PAVO series models include the PAVO-32 for controlling 32 lamps, the PAVO-64 for controlling 64 lamps and the PAVO-96 for controlling 96 lamps. The TriStar IR Remote Controller controls light effects for the TriStar E27, GU10 and MR16 RGB lamps as well as the TriStar Master and SMART lamps. There are four pre-set color-changing pattern modes and 16 pre-set single colors, along with four light-intensity adjustment keys. Setup/cancel keys are available for RS485 - setting the ID addresses for the TriStar RGB SMART lamps.

Additional professional lighting products developed and manufactured by the company include the GemStar MR-10-W Linear LED lamps, the Mini-Bar LED lamps and the EZStar LED lamps. The GemStar MR-10-W Linear lamps are available in RRR, GGG, BBB, white and warm white, and are suitable for cabinet lighting. The Mini-Bar LED lamps are available in single colors and are suitable for project lighting. The EZStar LED lamps are available in RRR, GGG, BBB, daylight white and warm white, and RGB. The single-color lamps range in size from 10cm to 30cm and the RGB lamps range in size from 10cm to 30cm. The EZStar LED lamps are suitable for interior vehicle or cruise liner lighting or project lighting.

The Company also sells LED power and data drivers that professional lighting engineers can use to power the ColorStars line of LED lighting fixtures.

The Company is engaged in the research and development of a variety of products to extend its lines of consumer and professional lighting products. Among these products are a new low-cost 5W TriStar MR16 warm white LED lamp for general consumer applications; a solar-powered 1W and 3W LED lamp suitable for residents of rural villages in developing countries where electric power generation is limited; a high-power, ultra-bright version of the Beamer for building facade lighting; new two-wire versions of the TriStar Master-Slave and TriStar SMART lamps; and a compact emergency light fixture that can become a portable lamp when needed.

The Tristar-GU10-RGB and GU-10 Single Colors, the TriStar-E27-RGB and E27 Single Colors, the TriStar MR16-RGB and MR16-Single Colors, and the TriStar MR16 Master and MR16 Slave lamps have all been certified as in compliance with the European Council directive 89/336/EEC as amended by directives 92/31/EEC and 93/68/EEC within CE marking requirements. This means that these lamps meet all requirements of the European Union EMC (Electro Magnetic Compatibility) regulations allowing the Company to label the products with the CE mark of certification.

Furthermore, the TriStar-E27-RGB and TriStar-E27 Single Color lamps, as well as the TriStar-GU10-RGB and TriStar-GU10 Single Color lamps, have been tested and certified to be in conformity with European Union-Low Voltage Directive. These lamps are all in compliance with the requirements of the European Community Directive 73/23/EEC and 93/68/EEC.

The TriStar MR16, TriStar E27 and TriStar GU10 RGB and Single Color lamps have also passed the test for the RoHS Regulations. RoHS is a new requirement for the European Union ("EU") that began July 1, 2006. The regulations require that no lead, mercury or other heavy metals are included in products sold to countries in the EU.

ColorStars designs and develops its LED lighting products by its own engineers and out-sources the manufacturing from outside vendors of many different disciplines. These various manufacturers are mostly located in Taiwan.

PRODUCT DEVELOPMENT

In reference to the products under development mentioned above, the company has developed working prototypes of the following:

      o LED Lamp Kit using solar energy for rural villages of developing countries;
      o     Compact Emergency LED Light and portable rechargeable LED Light; and
      o     Color Changing Linear Flood Light.

The company is planning to mass produce and launch these products in the market in the 4th Quarter of 2007.

The following products are still in the engineering and design stage:

      o     Wireless Control System based on the Zigbee protocol;
      o     Color Changing Light Effect editing software;
      o New lines of architecture lighting fixtures based on LED light sources; and o New lines of high power LED lamps with high lumen output (500~1000 Lumens).

The completion of the development of none of the products would require a material amount of the resources of the company.

The company is not dependent on, nor expects to become dependent on, any one or a limited number of suppliers for essential raw materials or other items. The company's manufacturing operations is located in Taiwan where there is an extensive infrastructure of companies supplying raw materials to the LED lighting industry.

COMPETITION

ColorStars sells its products globally primarily to lighting distributors selling LED lamps and lighting fixtures for commercial lighting. As illustrated in the NGLIA report, the Company expects this market to grow rapidly, especially as incandescent and fluorescent lamps are replaced by LEDs in commercial lighting because of energy savings, greater design flexibility, the elimination of pollutants, greater ruggedness, longer lifetimes and a lack of catastrophic failures.

Color flexibility, including RGB color-changing effects, energy savings and lower maintenance, are factors that will encourage the use of LEDs in residential lighting, but this market will adopt LEDs more slowly than will the commercial lighting market. It is also a smaller market.

Competition in the market in which the Company sells its products is primarily based on price and the frequent introduction of new products to the market using the latest available technology. The Company's manufacturing operations in Taiwan and mainland China, as well as the location of its R & D staff in Taiwan, allows the company to take full advantage of a well-developed infrastructure of high-technology companies, well-trained engineers in the SSL field and low costs from manufacturing in China.

The Company's TriStar RGB color-changing LED lamps are currently the only products in the global market controlled by IR remote controllers. This technology differentiates The Company's TriStar series of products in the market. The Company's Galaxy System color-changing products are similar to products produced by its primary competitors: Color Kinetics (CLRK), Super Vision (SUPVA) and TIR (TIR.TO). ColorStars differentiates its Galaxy System of color-changing products from its competitors through its cost structure which incorporates the advantage of in-house manufacturing.

The Company's principal competitors are Color Kinetics, Inc. (CLRK) and Super Vision (SUPVA) in U.S.A., and TIR (TIR.TO) in Canada. The Company also expects increased competition from major traditional lighting companies such as General Electric, Osram and Sylvania who have or are developing LED lighting products.

The Company believes that it can compete successfully with its competitors because of lower manufacturing costs and close proximity of its research and development operations to one of the world's most advanced high-tech centers - Taipei - Hsinchu, Taiwan - which offers a supply of highly-trained engineers and the latest in SSL technology.

STRATEGY

The Company's primary objective is to:

(i) continue to expand its product line by utilizing its strong research and development capabilities to add new lighting options to its current product range that include low cost and/or low energy lighting, ultra-bright lighting and emergency lighting. Among these products are a new low-cost 5W TriStar MR16 warm white LED lamp for general consumer applications; a solar-powered 1W and 3W LED lamp suitable for residents of rural villages in developing countries where electric power generation is limited; a high-power, ultra-bright version of the Beamer for building facade lighting; new two-wire versions of the TriStar Master-Slave and TriStar SMART lamps; and a compact emergency light fixture that can become a portable lamp when needed.

(ii) continue to expand its distribution channels in both existing and new markets internationally by utilizing both direct and indirect sales organizations. For example, the Company has recently entered the lighting market in India. The Company expects sales to increase substantially in this market in fiscal year 2008. In addition, the Company submitted its TriStar lamps to Underwriters' Laboratories for UL testing in September 2006. Gaining UL approval of the TriStar lamps will enhance the ability of the Company to penetrate the markets in the US and Canada.

Favorable factors that will enhance ColorStars marketing position and increase revenues are the continuing trends of price reductions of LED chips and the technological improvements in the increased lumen output of LEDs. Both factors will increase the speed in which LED lights are adopted in both commercial and residential lighting.

The Company expects to be profitable by the end of second quarter of the fiscal year of 2008.

By the end of the second quarter of fiscal year 2008, the Company expects to expand its factory facilities by installing manufacturing and testing equipment in its current offices in Sindian City, Taipei County. This factory expansion will allow the Company to meet production schedules due to market expansion.

INTELLECTUAL PROPERTY

Patents

The Company has been issued patents for "high power LED color bulb with infrared remote function" in Taiwan and China, and patents for this technology are pending in UK, Germany, France and the U.S.A. This patent covers the technology in the TriStar series of RGB lamps.

A patent has been filed and is pending with the U.S. Patent and Trademark Office for the technology involved in the GemStar LED lighting product. The application number is: US11/435,868.

The Company depends substantially on its patent for the technology involved in the color changing and remote controlled TriStar lamps. As of September 2006, these lamps account for 45% of the products sold by the Company in 2006.

Trademarks and Service Marks

We use the trademarks "ColorStars" and "TriStar" which are registered trademarks in various countries worldwide. All trademarks, service marks and copyright registrations associated with the business are registered in the name ColorStars Group and expire over various periods of time. We vigorously defend against infringements of our trademarks, service marks and copyrights.

MARKETING

ColorStars exhibits its products in the world's three largest lighting trade shows annually: light+building (Frankfurt, Germany), LightFair (Las Vegas-New York, U.S.A.) and the Hong Kong International Lighting Fair (Hong Kong).

The Company began to advertise in an industry publication, LEDs Magazine Review, with a full-page advertisement in its July-August 2006 edition. Additional advertisements are being considered in several other industry publications in the field of architectural lighting and an Internet lighting sources website.

As the Company is primarily focused on commercial lighting, its marketing efforts are directed at distributors of lighting products for architects and lighting engineers.

The Company believes that its marketing efforts will result in profitability by the end of the 2nd quarter of 2008.

Marketing activities are directed by Ms. Easter Chiu, Vice President for Marketing and Sales. Under her direction, the company arranges attendance at the major international lighting trade shows and is currently planning a strategy to place advertisements in high profile media outlets trafficked by professional lighting engineers and lighting products distributors.

The first full-page Company advertisement appeared in the July-August 2006 issue of LEDs Magazine Review. The company plans to continue placing its ad in this publication in order to raise the awareness of the ColorStars name among lighting professionals.

A plan is currently being developed to place additional advertisements in a major publication that targets professionals in architectural lighting. Consideration is also being given to the placement of advertisements in an online directory of lighting sources.

FACILITIES

The Company does not own any real estate.

The Company leases its principal office at 9F-10F, No. 566 Jung Jeng Rd., Sindian City, Taipei County 231, Taiwan, R.O.C. The term of the lease is 5 years (from January 1, 2006 to December 31, 2011). Lease payments are US$90,000 per year. The lease contains no renewal options.

The Company has no plans to acquire any property in the immediate future.

The Company believes that its current facilities are adequate for its needs through the next six months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard. There are no written agreements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION ON PLAN OF OPERATION

The following discussion of our financial condition and plan of operations should be read in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under "risk factors" and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

                          REPORTS TO SECURITIES HOLDERS

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the issuance of shares of our common stock being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934. As a result of the offering of the shares of our common stock, we will become subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file quarterly and annual reports and other information with the SEC; and send a copy of our annual report together with audited consolidated financial statements to each of our shareholders. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the internet (http://www.sec.gov).

                             DESCRIPTION OF PROPERTY

We do not own any property, real or otherwise. We currently lease the following properties.

The Company leases its principal office at 9F-10F, No. 566 Jung Jeng Rd., Sindian City, Taipei County 231, Taiwan, R.O.C. The term of the lease is 5 years (from January 1, 2006 to December 31, 2011). Lease payments are US$90,000 per year. The lease contains no renewal options. The Company has no plans to acquire any property in the immediate future.

The Company believes that its current facilities are adequate for its needs through the next six months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard. There are no written agreements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

PRINCIPAL MARKET OR MARKETS

On November 9, 2007, there were 62,000,000 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding.

APPROXIMATE NUMBER OF COMMON STOCK HOLDERS

As of November 9, 2007, there were approximately 72 holders of record of the Company's common stock as determined from the Company's transfer agent's list. Such list does not include beneficial owners of securities whose shares are held in the names of various dealers and clearing agencies.

Of the 62,000,000 shares of common stock outstanding, 33,920,000 shares of common stock are beneficially held by "affiliates" of the company. All shares of common stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by our "affiliates" as defined for purposes of the Securities Act.

As of November 9, 2007, there are no outstanding options or warrants or other securities that are convertible into our common stock.

Under certain circumstances, restricted shares may be sold without registration, pursuant to the provisions of rule 144. In general, under rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of restricted securities which does not exceed the greater of one percent of the shares outstanding or the average weekly trading volume during the four calendar weeks preceding the notice of sale required by rule 144. In addition, rule 144 permits, under certain circumstances, the sale of restricted securities without any quantity limitations by a person who is not an affiliate of ours and has satisfied a two-year holding period. Any sales of shares by shareholders pursuant to rule 144 may have a depressive effect on the price of our common stock. There are 28,080,000 shares of our common stock that are not being offered by this registration statement that could be sold pursuant to Rule 144 by non-affiliates.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining the price were our historical share private sales prices the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

                             EXECUTIVE COMPENSATION

BOARD OF DIRECTORS

All of our directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Our executive officers are elected annually by the board of directors to hold office until the first meeting of the board following the next annual meeting of stockholders and until their successors are chosen and qualified.

DIRECTORS' COMPENSATION

We reimburse our directors for expenses incurred in connection with attending board meetings but we do not pay our directors fees or other cash compensation for services rendered as a director.

EXECUTIVE COMPENSATION

The compensation discussion addresses all compensation awarded to, earned by, or paid to the ColorStars' named executive officers. As of November 9, 2007, two of our executive officers are currently earning compensation. Set forth below is the aggregate compensation for services rendered in all capacities to us during our fiscal years ended December 31, 2004, 2005 and 2006 by our executive officers. Except as indicated below, none of our executive officers were compensated in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM

NAME AND PRINCIPAL                   ANNUAL COMPENSATION TABLE     COMPENSATION AWARDS
                                     -------------------------     -------------------
                                                                  SECURITIES UNDERLYING
POSITION                     YEAR    SALARY     BONUS    OTHER         OPTIONS/SARS
--------                     ----    ------     -----    -----         ------------
Wei Rur Chen                 2006    $60,000      --       --               --
Chairman, Chief Executive    2005         --      --       --               --
Officer and Executive        2004         --      --       --               --
President

Li Chang Hsu(1)              2006    $40,000      --       --               --
Vice president               2005    $    --      --       --               --
and Director                 2004    $    --      --       --               --

Mei-Ying Chiu                2006    $40,000      --       --               --
Vice president               2004         --      --       --               --
and Director                 2003         --      --       --               --

Ting Ying Chiu               2006    $    --      --       --               --
Director                     2004         --      --       --               --
                             2003         --      --       --               --

(1) Mr. Li Chang Hsu is no longer Vice President or Director of the Company.

OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR

None.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

None.

                                  LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for ColorStars by Cohen & Czarnik LLP, 17 State Street, 39th Floor, New York, New York, 10004.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

The financial statements of as of December 31, 2006 and 2005, included in this prospectus have been audited by Michael F. Albanese CPA, an independent registered public accounting firm, as stated in their opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.

                                 TRANSFER AGENT

Our transfer agent is Bay City Transfer Agency and Registrar, Inc., 300 Center Avenue, Suite 202B, Bay City, Michigan 48708.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited December 2005 Year End Financials....................................F1

Audited December 2006 Year End Financials....................................F2

June 30, 2007 Six-month Ended Financials.....................................F3

                                COLOR STARS, INC.

                          AUDITED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

                                COLOR STARS, INC.

                          AUDITED FINANCIAL STATEMENTS

                                DECEMBER 31, 2005

TABLE OF CONTENTS                                                       PAGE NO.
-----------------                                                       --------

REPORT OF INDEPENDENT REGISTERED ACCOUNTANT                                   1

BALANCE SHEET                                                                 2

STATEMENT OF OPERATIONS                                                       3

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND ACCUMULATED DEFICIT          4

STATEMENT OF CASH FLOWS                                                       5

NOTES TO FINANCIAL STATEMENTS                                               6-9


Color Stars, Inc., Audit Report as of December 31, 2005 -
Michael F. Albanese, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

To the Board of Directors and Shareholders of Color Stars, Inc.:

I have audited the accompanying consolidated balance sheet of ColorStars Group as of December 31, 2005 and the related statements of operations, stockholders deficit and cash flows for the period then ending December 31, 2005. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of ColorStars Group as of December 31, 2005, and the results of their operations and their cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained continuing operating losses and lacks sources of revenue, which raises substantial doubts about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Michael F. Albanese,

Michael F. Albanese, CPA
Parsippany, New Jersey
October 20, 2006


Color Stars, Inc., Audit Report as of December 31, 2005 -
Michael F. Albanese, CPA

                                COLOR STARS INC.
                                  BALANCE SHEET

                                                                                    DECEMBER 31, 2005
                                                                                   ------------------
                                     ASSETS
CURRENT ASSETS:
             Cash and equivalents                                                  $           67,728
             Accounts receivable, net of
             allowance for doubtful accounts of $423                                            1,822
             Inventory                                                                         60,134
             Prepaid expenses and other current assets                                         12,556
                                                                                   ------------------
                         Total current assets                                                 142,240
PROPERTY AND EQUIPMENT:
             Machinery and equipment                                                            7,838
             Transportation equipment                                                          10,934
             Office equipment                                                                  38,354
             Other equipment                                                                      214
                         Total                                                                 57,341
                                                                                   ------------------
             Less - accumulated depreciation and amortization                                 (24,085)
                         Property and equipment - net                                          33,255
OTHER ASSETS:                                                                                  40,873
                                                                                   ------------------
             TOTAL ASSETS                                                          $          216,369
                                                                                   ==================
                     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
             Short-term loans                                                      $           91,320
             Notes payable                                                                      7,672
             Accounts payable                                                                 148,771
             Accrued expenses                                                                  11,476
             Other payables                                                                    35,741
             Receipts in advance                                                                4,969
             Other current liabilities                                                            609
                                                                                   ------------------
                         Total current liabilities                                            300,558
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:

             Common stock, .0288 par value; 1,500,000 shares authorized
             1,500,000 shares issued and outstanding                                          432,030
             Foreign Currency Translation Adjustment                                           18,156
             Accumulated deficit                                                             (534,375)
                                                                                   ------------------
                         Total stockholders' deficit                                          (84,189)
                                                                                   ------------------
                         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT               $          216,369
                                                                                   ==================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


Color Stars, Inc., Audit Report as of December 31, 2005 -
Michael F. Albanese, CPA                                                       2

                                COLOR STARS INC.
                             STATEMENT OF OPERATIONS

                                                                                        YEAR ENDED
                                                                                    DECEMBER 31, 2005
                                                                                   ------------------
NET SALES                                                                          $          526,590
COST OF GOODS SOLD                                                                            353,587
                                                                                   ------------------
GROSS PROFIT                                                                                  173,003

OPERATING EXPENSES:
      Advertising                                                                               6,841
      Selling                                                                                 231,094
      Research and Development                                                                 60,486
      General and administrative                                                               39,042
                                                                                   ------------------
          Total operating expenses                                                            337,463
                                                                                   ------------------
LOSS FROM OPERATIONS                                                                         (164,460)

NON-OPERATING INCOME
      Interest Income                                                                             171
      Gain on foreign exchange                                                                  1,848

NON-OPERATING EXPENSE
      Interest Expense                                                                          5,266
      Other                                                                                    24,793
                                                                                   ------------------
          Loss before income tax                                                             (192,500)
                                                                                   ==================
      Income tax benefit                                                                            2
                                                                                   ------------------
NET LOSS                                                                           $         (192,498)
                                                                                   ==================
LOSS PER SHARE:
Basic and diluted loss per share                                                   $            (0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and diluted                                                                           1,500,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


Color Stars, Inc., Audit Report as of December 31, 2005 -
Michael F. Albanese, CPA                                                       3

                                COLORSTARS GROUP
      STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND ACCUMULATED DEFICIT
               For the Period January 1, 2005 to December 31, 2005

                                                                       Foreign Currency   Accumulated
                                    Shares      Value     Adjustment       Deficit           Total
                                  ---------   ---------   ----------   ----------------   -----------
Balance at December 31, 2004      1,500,000   $ 432,030   $       --    $   (341,877)     $    90,153

Net loss                                 --          --           --        (192,498)        (192,498)

Foreign currency adjustment              --          --       18,156              --           18,156

Balance at December 31, 2005      1,500,000   $ 432,030   $   18,156    $    (49,906)     $   (84,189)


Color Stars, Inc., Audit Report as of December 31, 2005 -
Michael F. Albanese, CPA                                                       4

                                                                               YEAR ENDED
                                                                            DECEMBER 31, 2005
                                                                           ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net Loss                                                                       (192,498)
      Adjustments to reconcile net loss to
          cash from operating activities:
      Depreciation and amortization                                                    13,543
      Loss on uncollectible accounts                                                  108,452
      Changes in assets and liabilities:
      Notes receivable                                                                  2,651
      Accounts receivable                                                              33,497
      Other receivables                                                                 8,862
      Inventory                                                                        (5,588)
      Prepaid expenses and other current assets                                        20,471
      Accounts payable                                                                 29,989
      Accrued expenses                                                                (12,634)
      Other payables                                                                   35,741
      Receipts in advance                                                                  85
      Other current liabilities                                                        (3,467)
                                                                           ------------------
           Cash flows from operating activities                                        39,104

CASH FLOWS FROM INVESTING ACTIVITIES:
      Decrease in refundable deposits                                                   2,435
                                                                           ------------------
          Cash flows from investing activities                                          2,435

CASH FLOWS FROM FINANCING ACTIVITIES:
      Payments under equipment note payable and
         line of credit                                                                (9,947)
                                                                           ------------------
           Cash flows used in financing activities                                     (9,947)

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                 3,324
                                                                           ------------------
                     NET INCREASE IN CASH AND EQUIVALENTS                              34,916

CASH AND EQUIVALENTS - Beginning of year                                               32,812
                                                                           ------------------
CASH AND EQIVALENTS - End of year                                                      67,728
                                                                           ==================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Cash paid for interest                                               $            4,987
      Cash paid for Income taxes                                           $               19

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.


Color Stars, Inc., Audit Report as of December 31, 2005 -
Michael F. Albanese, CPA                                                       5

                COLOR STARS, INC. - NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS - Color Stars Inc. (the Company) was incorporated as a limited liability company in Taiwan, Republic of China in April, 2003 and commenced its operations in May, 2003. The Company is mainly engaged in manufacturing, designing and selling light-emitting diode and lighting equipment.

The accompanying financial statements have been audited for the period ended December 31, 2005 and the accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, it has sustained continued operating losses and lacks sources of revenue which creates uncertainty about the Company's ability to continue operations as a going concern. The Company's ability to continue operations as a going concern, to realize its assets and discharge its liabilities is dependent upon obtaining financing sufficient for continued operations as well as the achievement and maintenance of a level of profitable operations. It expects to raise capital in order for it to continue operations. Management believes that the current business plan if successfully implemented may provide the opportunity for the Company to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND EQUIVALENT - Cash and cash equivalents include cash on hand, cash on deposits and all short-term highly liquid investments purchased with remaining maturities of three months or less.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amount of cash, accounts receivable and accounts payable approximates fair value due to the short-term nature of these instruments.

INVENTORY - Inventory is stated at the lower of cost (first-in, first-out method) or market and consists of the following, net of reserves as of December 31, 2005: Raw Materials $600; Work-In-Progress #13,830 and Finished Goods $45,702.

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets (five years for machinery equipment, three and a half years for transportation equipment and three years for computer and office equipment). Upon sale or retirement of assets, the cost and related accumulated depreciation or amortization is eliminated from the respective amounts and any resulting gains or losses are reflected in operations. Expenditures for repairs and maintenance costs are expensed as incurred.

WARRANTIES - Color Stars Inc. offers a standard warranty of one year from the shipping date.

REVENUE RECOGNITION - Revenues are recognized in connection with sales of products when (1) there exists evidence of an arrangement with the customer, typically consisting of a purchase order or contract; (2) products have been delivered and title and risk of loss has passed to the customer, which occurs when a product is shipped under customary terms, generally FOB


COLOR STARS, INC., AUDIT REPORT AS OF DECEMBER 31, 2005 -
MICHAEL F. ALBANESE, CPA                                                       6

                COLOR STARS, INC. - NOTES TO FINANCIAL STATEMENTS shipping point; (3) the amount of revenue is fixed or determinable; and (4) it is probable that the amount sold will be collected.

An allowance for doubtful accounts for the amount of $423, is provided to reserve for credit losses as a result of customers' inability to pay.

Advertising costs are expensed as incurred. Advertising costs were $6,841 for the year ended December 31, 2005.

Selling costs were $231,094 for the year ended December 31, 2005.

Administrative costs were $39,042 for the year ended December 31, 2005.

Research and development costs were $60,486 for the year ended December 31, 2005.

OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISK - Financial instruments that potentially expose concentrations of credit risk primarily consist of cash and equivalents, investments and accounts receivable. Management believes there are no significant off-balance-sheet risks such as those associated with foreign exchange contracts, option contracts or other foreign exchange hedging arrangements. With respect to concentration of credit risk, the Company has cash investment policies which, among other things, limit investments to investment-grade securities. Ongoing credit evaluations of the customers are performed and allowances for potential credit losses maintained.

GEOGRAPHIC INFORMATION - Product revenues for the year ended December 31, 2005 were primarily from customers based in Europe $400,200, Asia $105,316 and the United States of America $21,063.

FOREIGN CURRENCY - The assets and liabilities are translated from New Taiwanese Dollars into U.S. Dollars at year-end exchange rates, and revenues and expenses are translated at average rates prevailing during the year. Resulting translation adjustments are accumulated as part of foreign currency adjustment.

NEW ACCOUNTING PRONOUNCEMENTS - In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123R, Share-Based payment ("SFAS No. 123R"). This Statement is a revision of SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Statement requires entities to recognize compensation expense for awards of equity instruments to employees based on the grant-date fair value of those awards (with limited exceptions). SFAS No. 123R is effective for the first quarter of the first annual reporting period that begins after June 15, 2005. The Company will adopt SFAS No. 123R on January 1, 2006 using the modified-prospective method.

On November 29, 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of Accounting Research Bulletin No. 43, Chapter 4. SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS No. 151 is effective for inventory costs incurred during years beginning after June 15, 2005. Management does not believe adoption of SFAS No. 151 will have a material effect on the financial position, results of operations or cash flows.


COLOR STARS, INC., AUDIT REPORT AS OF DECEMBER 31, 2005 -
MICHAEL F. ALBANESE, CPA                                                       7

                COLOR STARS, INC. - NOTES TO FINANCIAL STATEMENTS

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces APB Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 requires companies to apply a retrospective application for reporting a change in accounting principle and differentiates a retrospective application from a restatement. This Statement also carries forward the guidance from APB Opinion No. 20 regarding the correction of an error and changes in accounting estimates. Management does not anticipate any impact on the financial statements from the adoption of this Statement.

NOTE 3 - LINE OF CREDIT

At December 31, 2005 the line of credit carried a balance of $91,320. The prevailing interest rate was 5.13% as of December 31, 2005.

NOTE 4 - LOSS PER SHARE:

Loss per share at December 31, 2005 was $0.01 based on an average of 1,500,000 shares outstanding.

NOTE 5 - INCOME TAXES

Based upon the Republic of China tax laws deferred tax assets and liabilities are provided based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carry forwards, using enacted tax rates expected to be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these assets may not be realized. No provision was made for United States Taxes.

NOTE 6 - RELATED PARTY TRANSACTIONS

As pf December 31, 2005, Mr. Wei-Ru Chen (the company's chairman) was owed $35,741. This is included as other payables.

NOTE 7 - COMMITMENTS

The company has a 5-year rental agreement with a renewal option. Rent expense for the year 2005 was $25,102. The annual rents for the next 5 years are as follows:

     2006             $82,600
     2007              90,000
     2008              52,300
     2009              45,000
     2010              38,100
     Total           $308,000

NOTE 8 - SHAREHOLDERS' DEFICIT

On December 31, 2005 there were 1,500,000 shares authorized, and issued and outstanding with a value of $432,030. Foreign Currency adjustment had a value of $18,156 and the accumulated deficit for the year ended December 31, 2005 was $(534,375).


COLOR STARS, INC., AUDIT REPORT AS OF DECEMBER 31, 2005 -
MICHAEL F. ALBANESE, CPA                                                       8

                COLOR STARS, INC. - NOTES TO FINANCIAL STATEMENTS

Distribution of earnings

As provided by the Company's Articles of Incorporation, annual net income shall be distributed in the following order:

      a.    To pay income tax;
      b.    To offset accumulated deficits;
      c.    To appropriate 10% as legal reserve;
      d.    Set aside 1% as employees' bonus;

The remaining balance shall be distributed as dividends to shareholders

NOTE 9 - SUBSEQUENT EVENTS

On February 14, 2006, ColorStars Group, Nevada, USA acquired (1,500,000 shares) all of the outstanding share of Color Stars Inc., in exchanged for 30,000,000 shares of ColorStars Group (20:1 forward split) valued at $432,030. Also on February 14, 2006, 18,000,000 shares were issued to technical/financial consultants with a par value of $0.001 and a total value of $18,000. Color Stars Inc., is a Taiwanese Company.

Circletronics Inc., now ColorStars Group, was incorporated in Canada on January 21, 2005. Circletronics Inc., was redomiciled to Nevada and its name changed to ColorStars Group on November 3, 2005. ColorStars Group owns 100% of the shares of Color Stars Inc. The directors of the companies are the same (Wei-Rur Chen, Li Chang and Mei-Ying Chiu).


COLOR STARS, INC., AUDIT REPORT AS OF DECEMBER 31, 2005 -
MICHAEL F. ALBANESE, CPA                                                       9

                                COLORSTARS GROUP

                        CONSOLIDATED FINANCIAL STATEMENTS
                                     AUDITED

                                DECEMBER 31, 2006

                                COLORSTARS GROUP

                        CONSOLIDATED FINANCIAL STATEMENTS
                                     AUDITED

                                DECEMBER 31, 2006

                                TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------

REPORT OF INDEPENDENT REGISTERED ACCOUNTANT                                1

CONSOLIDATED BALANCE SHEET
         DECEMBER 31, 2006                                                 2

CONSOLIDATED STATEMENT OF OPERATIONS
         FOR THE NINE MONTHS ENDED DECEMBER 31, 2006                       3

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND
ACCUMULATED DEFICIT
         FOR THE PERIOD APRIL 1, 2006 TO DECEMBER 31, 2006                 4

CONSOLIDATED STATEMENT OF CASH FLOWS
         FOR THE NINE MONTHS ENDED DECEMBER 31, 2006                       5

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                 6-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

To the Board of Directors and Shareholders of Color Stars, Inc.:

I have audited the accompanying consolidated balance sheet of ColorStars Group as of December 31, 2006 and the related statements of operations, stockholders deficit and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of ColorStars Group as of December 31, 2006, and the results of their operations and their cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained continuing operating losses and lacks sources of revenue, which raises substantial doubts about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael F. Albanese,

Michael F. Albanese, CPA
Parsippany, New Jersey
June 14, 2007

                                COLORSTARS GROUP
                           CONSOLIDATED BALANCE SHEET

                                     ASSETS
                                                                      DECEMBER 31, 2006
                                                                     ------------------
CURRENT ASSETS
     Cash and equivalents                                            $           84,346
     Accounts receivable, net of allowance for doubtful
     accounts of $59                                                              5,856
     Inventory                                                                  176,526
     Prepaid expenses and other current assets                                   21,578
                                                                     ------------------
          Total current assets                                                  288,306

PROPERTY AND EQUIPMENT, net of accumulated
     depreciation                                                                38,964

GOODWILL                                                                        142,340

OTHER ASSETS                                                                     55,200
                                                                     ------------------
          TOTAL ASSETS                                               $          524,810
                                                                     ==================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Short-term loans                                                $           82,863
     Notes payable                                                               94,318
     Accounts payable                                                           135,826
     Accrued expenses                                                            17,645
     Other payables                                                             164,933
     Receipts in advance                                                         12,721
     Other current liabilities                                                      847
                                                                     ------------------
          Total current liabilities                                             509,153

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Common stock, .001 par value; 50,000,000 shares authorized,
     48,000,000 shares issued and outstanding on December 31, 2006               48,000
     Foreign currency translation adjustment                                     17,563
     Accumulated deficit                                                        (49,906)
                                                                     ------------------
          Total stockholders' equity                                             15,657
                                                                     ------------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $          524,810
                                                                     ==================


                                       -2-
   The accompanying notes are an integral part of these financial statements.

                                COLORSTARS GROUP
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                            NINE MONTHS ENDED
                                                                            DECEMBER 31, 2006
                                                                           ------------------
NET SALES                                                                  $          959,727

COST OF GOODS SOLD                                                                    592,052
                                                                           ------------------
GROSS PROFIT                                                                          367,675

OPERATING EXPENSES
     General and administrative                                                       322,113
     Research and development                                                          70,572
     Advertising                                                                       26,357
     Selling                                                                            3,315
                                                                           ------------------
         Total operating expenses                                                     422,357
                                                                           ------------------
LOSS FROM OPERATIONS                                                                  (54,682)

OTHER INCOME (EXPENSE)
     Interest income                                                                    1,229
     Gain on foreign exchange                                                             978
     Other                                                                              6,496
     Interest expense                                                                  (3,927)
                                                                           ------------------
         Loss before income tax                                                       (49,906)
     Income tax benefit                                                                    --
                                                                           ------------------
NET LOSS                                                                   $          (49,906)
                                                                           ==================
LOSS PER SHARE:
Basic and diluted loss per share                                           $          (0.0010)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and diluted                                                                  48,000,000


                                      -3-
   The accompanying notes are an integral part of these financial statements.

                                COLORSTARS GROUP
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                            AND ACCUMULATED DEFICIT
                For the Period April 1, 2006 to December 31, 2006

                                                       Foreign Currency   Accumulated
                                 Shares        Value      Adjustment        Deficit       Total
                               ----------   ----------    ----------      ----------    ----------
Shares issued for exchange     30,000,000   $   30,000    $       --      $       --    $   30,000

Shares issued for services     18,000,000       18,000            --              --        18,000

Net loss                               --           --            --         (49,906)      (49,906)

Foreign currency adjustment            --           --        17,563              --        17,563
                               ----------   ----------    ----------      ----------    ----------
Balance at December 31, 2006   48,000,000   $   48,000    $   17,563      $  (49,906)   $   15,657
                               ==========   ==========    ==========      ==========    ==========


                                      -4-
   The accompanying notes are an integral part of these financial statements.

                                COLOR STARS GROUP
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                 For Nine
                                                                               Months Ended
                                                                            December 31, 2006
                                                                           ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                         (49,906)
     Adjustments to reconcile net loss to
          cash from operating activities
     Depreciation and amortization                                                      9,986
     Shares issued for services                                                        18,000
     Changes in assets and liabilities
     Accounts receivable- net                                                           2,434
     Inventory                                                                       (104,355)
     Prepaid expenses and other current assets                                         30,315
     Accounts payable                                                                  50,358
     Accrued expenses                                                                  17,645
     Other payables                                                                   143,944
     Receipts in advance                                                                9,470
     Other current liabilities                                                        (97,529)
                                                                           ------------------
          Cash flows from operating activities                                         30,361

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of fixed assets                                                         (14,518)
     Increase in intangible assets                                                    (49,180)
                                                                           ------------------
          Cash flows from investing activities                                        (63,698)

CASH FLOWS FROM FINANCING ACTIVITIES
     Increase in notes payable                                                         87,850
     Payments under equipment note payable and line of credit                          (9,445)
                                                                           ------------------
          Cash flows used in financing activities                                      78,405

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                   (99)
                                                                           ------------------
NET INCREASE IN CASH AND EQUIVALENTS                                                   44,969

CASH AND EQUIVALENTS -- Beginning of period                                            39,377
                                                                           ------------------
CASH AND EQUIVALENTS -- End of year                                                    84,346
                                                                           ==================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                                                             4,694
     Cash paid for income taxes                                                           111


                                      -5-
   The accompanying notes are an integral part of these financial statements.

          COLORSTARS GROUP - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS - Circletronics Inc., now ColorStars Group (the Company), was incorporated in Canada on January 21, 2005. Circletronics Inc., was redomiciled to Nevada and its name changed to ColorStars Group on November 3, 2005. ColorStars Group owns 100% of the shares of ColorStars Group. The directors of the companies are the same (Wei-Rur Chen, Li Chang and Mei-Ying Chiu).

Color Stars Inc. (the Subsidiary) was incorporated as a limited liability company in Taiwan, Republic of China in April 2003 and commenced its operations in May 2003. The Company is mainly engaged in manufacturing, designing and selling light-emitting diode and lighting equipment.

On February 14, 2006, ColorStars Group, Nevada, USA acquired 1,500,000 shares all of the outstanding share of Color Stars Inc., in exchange for 30,000,000 shares of ColorStars Group valued at $30,000. (See Note 9)

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, it has sustained continued operating losses and lacks sources of revenue which creates uncertainty about the Company's ability to continue operations as a going concern. The Company's ability to continue operations as a going concern, to realize its assets and discharge its liabilities is dependent upon obtaining financing sufficient for continued operations as well as the achievement and maintenance of a level of profitable operations. It expects to raise capital in order for it to continue operations. Management believes that the current business plan if successfully implemented may provide the opportunity for the Company to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND EQUIVALENT - Cash and cash equivalents include cash on hand, cash on deposits and all short-term highly liquid investments purchased with remaining maturities of three months or less.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amount of cash, accounts receivable and accounts payable approximates fair value due to the short-term nature of these instruments.

INVENTORY - Inventory is stated at the lower of cost (first-in, first-out method) valued at $ 176,526 for the nine months ended December 31, 2006.

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets (five years for machinery equipment, three and a half years for transportation equipment and three years for computer and office equipment). Upon sale or retirement of assets, the cost and related accumulated depreciation or amortization is eliminated from the respective amounts and any resulting gains or losses are reflected in operations. Expenditures for repairs and maintenance costs are expensed as incurred.

            ------------------------------------------------------
                                                  2006
            ------------------------------------------------------
            Property and Equipment      Cost      Accum      Net
                                                  Deprn     Value
            ------------------------------------------------------
            Machinery and equipment    $19,801   $ 4,018   $15,783
            Transportation equipment    11,024     6,414     4,610
            Office equipment            45,403    26,908    18,495
            Other equipment                140       216        76
            Total                      $76,444   $37,480   $38,964
            ------------------------------------------------------

          COLORSTARS GROUP - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

WARRANTIES - ColorStars Group offers a standard warranty of one year from the shipping date.

REVENUE RECOGNITION - Revenues are recognized in connection with sales of products when (1) there exists evidence of an arrangement with the customer, typically consisting of a purchase order or contract; (2) products have been delivered and title and risk of loss has passed to the customer, which occurs when a product is shipped under customary terms, generally FOB shipping point;
(3) the amount of revenue is fixed or determinable; and (4) it is probable that the amount sold will be collected.

An allowance for doubtful accounts for the amount of $59 for the nine months ended December 31, 2006 was provided to reserve for credit losses as a result of customers' inability to pay.

Advertising costs are expensed as incurred. Advertising costs were $ 26,357 for the nine months ended December 31, 2006.

Selling costs were $ 3,315 for the nine months ended December 31, 2006.

Administrative costs were $ 322,113 for the nine months ended December 31, 2006.

Research and development costs were $70,572 for the nine months ended December 31, 2006.

OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISK - Financial instruments that potentially expose concentrations of credit risk primarily consist of cash and equivalents, investments and accounts receivable. Management believes there are no significant off-balance-sheet risks such as those associated with foreign exchange contracts, option contracts or other foreign exchange hedging arrangements. With respect to concentration of credit risk, the Company has cash investment policies which, among other things, limit investments to investment-grade securities. Ongoing credit evaluations of the customers are performed and allowances for potential credit losses maintained.

GEOGRAPHIC INFORMATION - Product revenues for the nine months ended December 31 are as follows:

                  ------------------------------------------
                  Customers based in:                2006
                  ------------------------------------------
                    Europe                       $   758,184
                    Asia                         $   134,362
                    United States                $    67,181
                  ------------------------------------------

FOREIGN CURRENCY - The assets and liabilities are translated from New Taiwanese Dollars into U.S. Dollars at year-end exchange rates, and revenues and expenses are translated at average rates prevailing during the year. Resulting translation adjustments are accumulated as part of foreign currency adjustment.

NEW ACCOUNTING PRONOUNCEMENTS - On November 29, 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of Accounting Research Bulletin No. 43, Chapter 4. SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS No. 151 is effective for inventory costs incurred during years beginning after June 15, 2005. Management does not believe adoption of SFAS No. 151 will have a material effect on the financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces APB Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 requires companies to apply a retrospective application for reporting a change in accounting principle and differentiates a retrospective application from a restatement. This Statement also carries forward the guidance from APB Opinion No. 20 regarding the

          COLORSTARS GROUP - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS correction of an error and changes in accounting estimates. Management does not anticipate any impact on the financial statements from the adoption of this Statement.

As of March 31, 2006, there was no Stock Option Plan in place for the Company.

NOTE 3 - SHORT TERM LOANS

At December 31, 2006, the balance was $82,863, of which $21, 483 is due by July 31, 2007, and the balance of $61,380 matures in November 2007. The prevailing interest rate was 5.45%.

NOTE 4 - NOTE PAYABLE

At December 31, 2006, the balance was $94,318. This note is non-interest bearing and is due July 2007.

NOTE 5 - LOSS PER SHARE

At December 31, 2006, the loss per share was $(0.0010) based on an average of 48,000,000 shares outstanding.

NOTE 6 - INCOME TAXES

Based upon the Republic of China tax laws deferred tax assets and liabilities are provided based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carry forwards, using enacted tax rates expected to be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these assets may not be realized. No provision was made for United States taxes.

NOTE 7 - RELATED PARTY TRANSACTIONS

As of December 31, 2006, Mr. Wei-Rur Chen (the company's chairman) was owed $164,933. This is included as other payables.

NOTE 8 - COMMITMENTS

The company has a balance of four years remaining on their five -year rental agreement with a renewal option. Rent expense for the nine months ended December 31, 2006 was $ 24,019. The annual rents for the next four years are as follows:

                           2007             $90,000
                           2008              52,300
                           2009              45,000
                           2010              38,100
                                           --------
                           Total           $225,400

NOTE 9 - SHAREHOLDERS' EQUITY

On February 14, 2006, ColorStars Group, Nevada, USA acquired 1,500,000 shares of common stock (100% of the outstanding common shares) of Color Stars Inc., in exchange for 30,000,000 common shares of ColorStars Group valued at $30,000. (See Note 1)

          COLORSTARS GROUP - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the month of March 2006, there were 18,000,000 shares issued to individuals for services to the company. These shares were valued at $ 18,000 and were charged to general and administrative expense.

Foreign currency adjustment had a value of $17,563 and the accumulated deficit for the nine months ended December 31, 2006 was $(49,906).

Distribution of earnings

As provided by the Company's Articles of Incorporation, annual net income shall be distributed in the following order:

      a.    To pay income tax;
      b.    To offset accumulated deficits;
      c.    To appropriate 10% as legal reserve;
      d.    Set aside 1% as employees' bonus;

The remaining balance shall be distributed as dividends to shareholders.

                                COLORSTARS GROUP

                        CONSOLIDATED FINANCIAL STATEMENTS
                                    UNAUDITED

                                  JUNE 30, 2007

                                COLORSTARS GROUP

                        CONSOLIDATED FINANCIAL STATEMENTS
                                    UNAUDITED

                                  JUNE 30, 2007

                                TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------

CONSOLIDATED BALANCE SHEET
   JUNE 30, 2007 (UNAUDITED) AND DECEMBER 31, 2006 (AUDITED)                1

CONSOLIDATED STATEMENT OF OPERATIONS
   SIX MONTHS ENDED JUNE 30, 2007 AND FOR THE PERIOD APRIL 1, 2006
   TO JUNE 30, 2007                                                         2

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND
   ACCUMULATED DEFICIT FOR THE PERIOD APRIL 1, 2006 TO JUNE 30, 2007        3

CONSOLIDATED STATEMENT OF CASH FLOWS
   FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND FOR THE PERIOD
   APRIL 1, 2006 TO JUNE 30, 2007                                           4

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                5-9

                                COLORSTARS GROUP
                           CONSOLIDATED BALANCE SHEET

                                                                      (Unaudited)             (Audited)
                                                                        For six             April 1, 2006
                                                                      months ended                to
                                                                     June 30, 2007        December 31, 2006
                                                                   ------------------    ------------------
                                     ASSETS
CURRENT ASSETS
     Cash and equivalents                                          $           36,346    $           84,346
     Accounts receivable, net of allowance for doubtful
     accounts of $59                                                           58,551                 5,856
     Inventory                                                                163,533               176,526
     Prepaid expenses and other current assets                                 19,601                21,578
                                                                   ------------------    ------------------
          Total current assets                                                278,031               288,306
PROPERTY AND EQUIPMENT, net of accumulated
      depreciation                                                             36,884                38,964

GOODWILL                                                                      142,340               142,340
OTHER ASSETS                                                                   59,654                55,200
                                                                   ------------------    ------------------
          TOTAL ASSETS                                             $          516,909    $          524,810
                                                                   ==================    ==================
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Short-term loans                                              $           61,324    $           82,863
     Notes payable                                                             84,766                94,318
     Accounts payable                                                          91,460               135,826
     Accrued expenses                                                           5,007                17,645
     Other payables                                                           172,763               164,933
     Receipts in advance                                                        1,923                12,721
     Other current liabilities                                                 47,171                   847
                                                                   ------------------    ------------------
          Total current liabilities                                           464,414               509,153
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
     Common stock, .001 par value; 50,000,000 shares authorized,
     62,000,000 shares issued and outstanding on June 30, 2007                 62,000                48,000
     Foreign currency translation adjustment                                   17,563                17,563
     Accumulated deficit                                                      (27,068)              (49,906)
                                                                   ------------------    ------------------
          Total stockholders' equity                                           52,495                15,657

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $          516,909    $          524,810
                                                                   ==================    ==================


                                      -2-
   The accompanying notes are an integral part of these financial statements.

                                COLORSTARS GROUP
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                               SIX MONTHS
                                                                                  ENDED
                                                                              JUNE 30, 2007
                                                                           ------------------
NET SALES                                                                  $          577,694

COST OF GOODS SOLD                                                                    347,552
                                                                           ------------------
GROSS PROFIT                                                                          230,142

OPERATING EXPENSES
     General and administrative                                                       189,191
     Research and development                                                           7,503
     Advertising Expenses                                                               8,209
     Selling Expenses                                                                   1,684
                                                                           ------------------
         Total operating expenses                                                     206,587
                                                                           ------------------
LOSS FROM OPERATIONS                                                                   23,555

OTHER INCOME (EXPENSE)
     Interest income                                                                    2,194
     Gain on foreign exchange
     Other - Loss on physical inventory                                                (1,046)
     Interest expense                                                                  (1,865)
                                                                           ------------------
         Loss before income tax                                                        22,838
     Income tax benefit                                                                    --

                                                                           ------------------
NET INCOME (LOSS)                                                          $           22,838
                                                                           ==================
LOSS PER SHARE:
Basic and diluted loss per share                                           $           0.0005

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and diluted                                                                  48,342,541


                                      -3-
   The accompanying notes are an integral part of these financial statements.

                                COLORSTARS GROUP
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                            AND ACCUMULATED DEFICIT
            For the Period April 1, 2006 to June 30, 2007 (Unaudited)

                                                          Foreign
                                                          Currency      Paid In    Accumulated   Accumulated
                                 Shares        Value     Adjustment     Capital      Deficit        Total
                               ----------   ----------   ----------   ----------   ----------    ----------
Shares issued for exchange     30,000,000   $   30,000   $       --   $       --   $       --    $   30,000

Shares issued for services     18,000,000       18,000           --           --           --        18,000

Net income (loss)                      --           --           --           --      (49,906)      (49,906)

Foreign currency adjustment            --           --       17,563           --           --        17,563
                               ----------   ----------   ----------   ----------   ----------    ----------
Balance at December 31, 2006   48,000,000   $   48,000   $   17,563   $       --   $  (49,906)   $   15,657

Shares issued for services     14,000,000       14,000           --           --           --        14,000

Net Income (loss)                      --           --           --           --       22,838        22,838

                               ----------   ----------   ----------   ----------   ----------    ----------
Balance at June 30, 2007       62,000,000   $   62,000   $   17,563           --   $  (27,068)   $   52,495
                               ==========   ==========   ==========   ==========   ==========    ==========


                                      -4-
   The accompanying notes are an integral part of these financial statements.

                                COLOR STARS GROUP
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                   (Unaudited)          (Audited)
                                                                     For six          April 1, 2006
                                                                   months ended            to
                                                                  June 30, 2007       June 30, 2007
                                                                ----------------    ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income                                                 $         22,838    $        (27,068)
     Adjustments to reconcile Net Income
         to net cash from operating activities:
     Depreciation and amortization                                         5,925              15,911
     Shares issued for services                                           14,000              32,000
     Changes in assets and liabilities
     Accounts receivable- net                                            (52,695)            (50,261)
     Inventory                                                            12,993             (91,362)
     Prepaid expenses and other current assets                             1,977              32,291
     Accounts payable                                                    (44,366)              5,992
     Accrued expenses                                                    (12,638)              5,007
     Other payables                                                        7,830             151,774
     Receipts in advance                                                 (10,798)             (1,328)
     Other current liabilities                                            46,324             (51,205)
                                                                ----------------    ----------------
         Cash flows from operating activities                             (8,610)             21,751

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of fixed assets                                             (3,845)            (18,363)
     Increase in intangible assets                                        (4,454)            (53,634)
                                                                ----------------    ----------------
         Cash flows from investing activities                             (8,299)            (71,997)

CASH FLOWS FROM FINANCING ACTIVITIES
     Increase in notes payable                                           (31,091)             78,298
     Payments under equipment note payable and line of credit                 --             (30,984)
                                                                ----------------    ----------------
         Cash flows used in financing activities                         (31,091)             47,314

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                      (99)

                                                                ----------------    ----------------
NET INCREASE IN CASH AND EQUIVALENTS                                     (48,000)             (3,031)

CASH AND EQUIVALENTS -- Beginning of period                               84,346              39,377

                                                                ----------------    ----------------
CASH AND EQUIVALENTS -- End of year                             $         36,346    $         36,346
                                                                ================    ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest
     Cash paid for income taxes


                                      -5-
   The accompanying notes are an integral part of these financial statements.

          COLORSTARS GROUP - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND BASIS OF PRESENTATION

NATURE OF BUSINESS - Circletronics Inc., now ColorStars Group (the Company), was incorporated in Canada on January 21, 2005. Circletronics Inc. was redomiciled to Nevada and its name changed to ColorStars Group on November 3, 2005. ColorStars Group owns 100% of the shares of ColorStars Group. The directors of the companies are the same (Wei-Rur Chen, Li Chang and Mei-Ying Chiu).

Color Stars Inc. (the Subsidiary) was incorporated as a limited liability company in Taiwan, Republic of China in April 2003 and commenced its operations in May 2003. The Company is mainly engaged in manufacturing, designing and selling light-emitting diode and lighting equipment.

On February 14, 2006, ColorStars Group, Nevada, USA acquired 1,500,000 shares all of the outstanding share of Color Stars Inc., in exchange for 30,000,000 shares of ColorStars Group valued at $30,000. (See Note 9)

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, it has sustained continued operating losses and lacks sources of revenue which creates uncertainty about the Company's ability to continue operations as a going concern. The Company's ability to continue operations as a going concern, to realize its assets and discharge its liabilities is dependent upon obtaining financing sufficient for continued operations as well as the achievement and maintenance of a level of profitable operations. It expects to raise capital in order for it to continue operations. Management believes that the current business plan if successfully implemented may provide the opportunity for the Company to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND EQUIVALENT - Cash and cash equivalents include cash on hand, cash on deposits and all short-term highly liquid investments purchased with remaining maturities of three months or less.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amount of cash, accounts receivable and accounts payable approximates fair value due to the short-term nature of these instruments.

INVENTORY - Inventory is stated at the lower of cost (first-in, first-out method) valued at $163,533 at June 30, 2007.

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets (five years for machinery equipment, three and a half years for transportation equipment and three years for computer and office equipment). Upon sale or retirement of assets, the cost and related accumulated depreciation or amortization is eliminated from the respective amounts and any resulting gains or losses are reflected in operations. Expenditures for repairs and maintenance costs are expensed as incurred.

       ------------------------------------------------------------------
                                                     2007
       ------------------------------------------------------------------
       Property and Equipment          Cost       Accumulated       Net
                                                 Depreciation      Value
       ------------------------------------------------------------------
       Machinery and equipment       $ 23,646
       Transportation equipment        11,024
       Office equipment                45,403
       Other equipment                    216
       Total                         $ 80,289      $ 43,405       $36,884
       ------------------------------------------------------------------

          COLORSTARS GROUP - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

WARRANTIES - ColorStars Group offers a standard warranty of one year from the shipping date.

REVENUE RECOGNITION - Revenues are recognized in connection with sales of products when (1) there exists evidence of an arrangement with the customer, typically consisting of a purchase order or contract; (2) products have been delivered and title and risk of loss has passed to the customer, which occurs when a product is shipped under customary terms, generally FOB shipping point;
(3) the amount of revenue is fixed or determinable; and (4) it is probable that the amount sold will be collected.

An allowance for doubtful accounts for the amount of $59 was provided to reserve for credit losses as a result of customers' inability to pay.

Advertising costs are expensed as incurred. Advertising costs were $818 for the three months ended June 30, 2007, $8,209 for the six months ended June 30, 2007, and $34,566 for the period April 1, 2006 to June 30, 2007.

Selling costs were $1,268 for the three months ended June 30, 2007, $1,684 for the six months ended June 30, 2007, and $4,999 for the period April 1, 2006 to June 30, 2007.

Administrative costs were $107,071 for the three months ended June 30, 2007, $189,191 for the six months ended June 30, 2007, and $511,304 for the period April 1, 2006 to June 30, 2007.

Research and development costs were $5,048 for the three months ended June 30, 2007, $7,503 for the six months ended June 30, 2007, and $78,075 for the period April 1, 2006 to June 30, 2007.

OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISK - Financial instruments that potentially expose concentrations of credit risk primarily consist of cash and equivalents, investments and accounts receivable. Management believes there are no significant off-balance-sheet risks such as those associated with foreign exchange contracts, option contracts or other foreign exchange hedging arrangements. With respect to concentration of credit risk, the Company has cash investment policies which, among other things, limit investments to investment-grade securities. Ongoing credit evaluations of the customers are performed and allowances for potential credit losses maintained.

FOREIGN CURRENCY - The assets and liabilities are translated from New Taiwanese Dollars into U.S. Dollars at year-end exchange rates, and revenues and expenses are translated at average rates prevailing during the year. Resulting translation adjustments are accumulated as part of foreign currency adjustment.

NEW ACCOUNTING PRONOUNCEMENTS - On November 29, 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of Accounting Research Bulletin No. 43, Chapter 4. SFAS No. 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS No. 151 is effective for inventory costs incurred during years beginning after June 15, 2005. Management does not believe adoption of SFAS No. 151 will have a material effect on the financial position, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. SFAS No. 154 replaces APB Opinion No. 20, Accounting Changes and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. SFAS No. 154 requires companies to apply a retrospective application for reporting a change in accounting principle and differentiates a retrospective application from a restatement. This Statement also carries forward the guidance from APB Opinion No. 20 regarding the correction of an error and changes in accounting estimates. Management does not anticipate any impact on the financial statements from the adoption of this Statement.

          COLORSTARS GROUP - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SHORT TERM LOANS

At June 30, 2007, the balance was $61,324 and this is due in November 2007.

NOTE 4 - NOTE PAYABLE

At June 30, 2007, the balance was $84,766. This note is non-interest bearing and is due July 2007.

NOTE 5 - EARNINGS (LOSS) PER SHARE

At June 30, 2007, the earnings per share were $0.0005 based on an average of 48,342,541 weighted shares outstanding.

NOTE 6 - INCOME TAXES

Based upon the Republic of China tax laws deferred tax assets and liabilities are provided based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carry forwards, using enacted tax rates expected to be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these assets may not be realized. No provision was made for United States taxes.

NOTE 7 - RELATED PARTY TRANSACTIONS

As of June 30, 2007, Mr. Wei-Rur Chen (the company's chairman) was owed $172,763. This is included as other payables.

NOTE 8 - COMMITMENTS

The company has a balance of four years remaining on their five -year rental agreement with a renewal option. The annual rents for the next four years are as follows:

                            2007             $ 90,000
                            2008               52,300
                            2009               45,000
                            2010               38,100
                                             --------
                            Total            $225,400

NOTE 9 - SHAREHOLDERS' EQUITY

On February 14, 2006, ColorStars Group, Nevada, USA acquired 1,500,000 shares of common stock (100% of the outstanding common shares) of Color Stars Inc., in exchange for 30,000,000 common shares of ColorStars Group valued at $30,000. (See Note 1)

During the month of March 2006, there were 18,000,000 shares issued to individuals for services to the company. These shares were valued at $18,000 and were charged to general and administrative expense.

In June of 2007, 14,000,000 shares were issued for services and consulting fees. These shares were valued at $14,000 and charged to general and administrative expense.

The accumulated deficit as of June 30, 2007 was ($27,068).

          COLORSTARS GROUP - NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Distribution of earnings

As provided by the Company's Articles of Incorporation, annual net income shall be distributed in the following order:

      a.    To pay income tax;
      b.    To offset accumulated deficits;
      c.    To appropriate 10% as legal reserve;
      d.    Set aside 1% as employees' bonus;

The remaining balance shall be distributed as dividends to shareholders.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

There have been no changes in and/or disagreements with Michael F. Albanese, CPA, our independent registered public accountants, on accounting and financial disclosure matters.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor does it constitute an offer to buy these securities in any jurisdiction where the offer or sale is not permitted regardless of the time of the delivery of this prospectus or any sale of these securities.

                                10,000,000 SHARES

                                COLORSTARS GROUP.

                                  COMMON STOCK

                                   PROSPECTUS

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until March 15, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to delivering a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                November 20, 2007

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide that we must indemnify our directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer or a fiduciary of ColorStars. The effect of these provisions is potentially to indemnify our directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with ColorStars. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:

(a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

(b) unlawful distributions; or

(c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

Our Bylaws provide that we will indemnify our officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of ColorStars, absent a finding of negligence or misconduct in office.

Our Bylaws also permit us to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not we have the power to indemnify such person against liability for any of those acts.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, that type of indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth our estimates of the expenses to be incurred by it in connection with the common stock being offered hereby:

               SEC Registration Fee.................................
               Printing registration statement and other documents*.   25,000.00
               Legal fees and expenses*.............................   60,000.00
               Accounting fees and expenses*........................   40,000.00
               Miscellaneous expenses*..............................   15,000.00
                                                                     -----------
               Total expenses*......................................  140,000.00

*ESTIMATED

As of November 1, 2007, of the expenses incurred by ColorStars in connection with this offering, the entire amount of $140,000 is outstanding.

                                      II-1

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of our securities without registration for the past three (3) years from the date of this Registration Statement. No such sales involved the use of an underwriter, no advertising or public solicitation were involved, the securities bear a restrictive legend and no commissions were paid in connection with the sale of any securities.

                                                                                                         AGGREGATE
NAMES/IDENTITIES OF PERSONS TO             TITLE OF            AMOUNT OF                                 PRICE OF
WHOM SECURITIES ISSUED                     SECURITY        SECURITIES ISSUED       ISSUE DATE            SECURITY
Wei-Rur Chen                                Common            10,800,000            7/24/05                   *
Tsui-Ling Lee                               Common             8,000,000            7/24/05                   *
Jung-Tsung Chen                             Common             4,000,000            7/24/05                   *
Pi-Suang Tsai                               Common             2,200,000            7/24/05                   *
Ya-Yun                                      Common               500,000            7/24/05                   *
Li-Chang Hsu                                Common               500,000            7/24/05                   *
Mei-Ying Chiu                               Common             2,500,000            7/24/05                   *
Wie-Yi Chen                                 Common             1,000,000            7/24/05                   *
Shu-Chiao Chen                              Common               200,000            7/24/05                   *
Tan-Fen Cheng                               Common               100,000            7/24/05                   *
Reuya International Ltd                     Common            11,620,000            7/24/05                   *
Chi-Chuan Su                                Common               125,000            7/24/05                   *
Ching-Chung Chen                            Common               250,000            7/24/05                   *
Ching-Sung Wang                             Common                40,000            7/24/05                   *
Hsiu-Nien Hsu                               Common                30,000            7/24/05                   *
Pei-Yuan Wu                                 Common                30,000            7/24/05                   *
Hsiu-Ju Hsu                                 Common                60,000            7/24/05                   *
Chung-Yen Hsu                               Common               100,000            7/24/05                   *
Kuo-Chun Shu                                Common               250,000            7/24/05                   *
Kung-Liang Chen                             Common               250,000            7/24/05                   *
Li-Fei Chen                                 Common                30,000            7/24/05                   *
Wen-Hung Huang                              Common                70,000            7/24/05                   *
Shin-Fu Wang                                Common               100,000            7/24/05                   *
Yuan-Lung Huang                             Common               100,000            7/24/05                   *
Nien-Ching Yang                             Common                30,000            7/24/05                   *
Hephzibah International Co., Ltd            Common               100,000            7/24/05                   *
Bethel International Co., Ltd               Common               400,000            7/24/05                   *
Li-Ling Wang                                Common               715,000            7/24/05                   *
Wan-Hua Young                               Common               200,000            7/24/05                   *
Te-i Yin                                    Common                60,000            7/24/05                   *
Jui-Sheng Yang                              Common               240,000            7/24/05                   *
Chia-Ling Yang                              Common                30,000            7/24/05                   *
Ting-Feng Wu                                Common             1,000,000            7/24/05                   *

Hsiu-Ling Wei                               Common                30,000            7/24/05                   *
Tai-Yuan Wan                                Common                30,000            7/24/05                   *
Yih-Lan Tzyh                                Common                80,000            7/24/05                   *
Cheng-Hsiung Tseng                          Common                20,000            7/24/05                   *
Chung-Teng Sun                              Common                50,000            7/24/05                   *
Samual Wilson Ritchie                       Common                20,000            7/24/05                   *
Jih-Ya Pan                                  Common               300,000            7/24/05                   *
Chin-Liu Liu                                Common                30,000            7/24/05                   *
Chao-Yang Liu                               Common                30,000            7/24/05                   *
Yah-Luen Lin                                Common                90,000            7/24/05                   *
Hsing-Ju Lin                                Common                20,000            7/24/05                   *
Chao-Min Lln                                Common                30,000            7/24/05                   *
Chin-How Liao                               Common               150,000            7/24/05                   *
Shang-Pin Lee                               Common               125,000            7/24/05                   *
Lung-Ying Lai                               Common               150,000            7/24/05                   *
Huei-Ju Jang                                Common                20,000            7/24/05                   *
Shu-Min Huang                               Common                30,000            7/24/05                   *
Shu-Chen Huang                              Common               125,000            7/24/05                   *
Hsian-Yi Huang                              Common               400,000            7/24/05                   *
Chi-Feng Huang                              Common                30,000            7/24/05                   *
Su-Chiu Hsu                                 Common                40,000            7/24/05                   *
Sou-Shan Hsu                                Common               100,000            7/24/05                   *
Mei-Yu Hsieh                                Common                50,000            7/24/05                   *
Jui-Pin Hsiao                               Common                30,000            7/24/05                   *
Hui-Min Fang                                Common                30,000            7/24/05                   *
Ying-Jung Chu                               Common                10,000            7/24/05                   *
Meng-Kai Chiu                               Common                20,000            7/24/05                   *
Hui-Sheng Chiang                            Common                20,000            7/24/05                   *
Chien-Kun Chang                             Common                60,000            7/24/05                   *
Hsien-Chang Lu                              Common                30,000            7/24/05                   *
Hung-Lung Chen                              Common                30,000            7/24/05                   *
Chien-Yi Cheng                              Common                60,000            7/24/05                   *
Sheng-Fu Cheng                              Common                60,000            7/24/05                   *
Ya-Ping Cheng                               Common                50,000            7/24/05                   *
Kuo-Yang Chen                               Common                20,000            7/24/05                   *
Triad Trading Ventures Inc                  Common             3,200,000            6/25/2007            $3,200**
Circletex                                   Common             4,700,000            6/25/2007            $4,700**
Eden International Investment &
Development Inc                             Common             2,760,000            6/25/2007            $2,760**
Gideon Holding Inc                          Common             3,340,000            6/25/2007            $3,340**
                  TOTAL                                       62,000,000

The transactions described above were exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933 by reason that: (i) no commissions were paid for the issuance of security; (ii) the issuance of such security by the Company did not involve a "public offering"; (iii) the purchasers of each security were sophisticated and accredited investors; (iv) the offerings were not a "public offering" as defined in Section 4(2) due to the insubstantial numbers of persons involved in such sales, size of the offering, manner of the offering and number of securities offered; and (v) in addition, each purchaser had the necessary investment intent as required by Section 4(2) since each purchaser agreed to and received security bearing a legend stating that such security is restricted pursuant to Rule 144 of the 1933 Securities Act. (These restrictions ensure that this security would not be immediately redistributed into the market and therefore not be part of a "public offering").

* These shareholders received their shares of common stock of the Company pursuant to an acquisition agreement which was consummated on July 24, 2005, by and between the Company and Color Stars, Inc., a Taiwanese corporation, pursuant to which the shareholders of Color Stars, Inc. [Taiwan] were issued shares of the Company in exchange for their shares of Color Stars, Inc.[Taiwan] resulting in Color Stars, Inc. [Taiwan] becoming a wholly owned subsidiary of the Company. Specifically, for each share of common stock outstanding of Color Stars, Inc.

[Taiwan] (2,400,000 shares of Color Stars, Inc. [Taiwan] were issued and outstanding at such time), 20 shares of common stock of the Company were issued in exchange for each such share (the aggregate of 48,000,000 shares of common stock of the Company). As a result of the closing, Color Stars, Inc. [Taiwan] became a wholly owned subsidiary of the Company. In addition, pursuant to the acquisition agreement, all three (3) members of the Board of Directors of the Company were designated by the agreement until their successors were elected.

** This stock was issued for services. The services were valued at $0.001 per share.

ITEM 27. EXHIBITS.

Exhibit
Number      Description of Exhibits
--------    ----------------------

   3.1      Articles of Incorporation
   3.2      Articles of Conversion
   3.3      By-Laws
   4.1      Specimen common stock certificate
   5.1      Opinion of Cohen & Czarnik
   10.1 Acquisition Agreement by and between the Company and Color Stars, Inc. dated July 24, 2005.
   10.2     Subscription Agreement

ITEM 28. UNDERTAKINGS.

We hereby undertake:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of ColorStars pursuant to the foregoing provisions, or otherwise, ColorStars has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

ColorStars hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      II-4

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Color Stars certifies that we have reasonable grounds to believe that we meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, United States of America on November 20, 2007.

                                COLOR STARS GROUP

DATE: November 20, 2007                            BY: /s/
                                                   ------------------------
                                                   WEI RUR CHEN
                                                   CHAIRMAN OF THE BOARD,
                                                   CHIEF EXECUTIVE OFFICER
                                                   AND PRESIDENT

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/                       Chairman of the Board, Chief         November 20, 2007
---------------------     Executive Officer and
Wei Rur Chen              President

/s/             .         Director                             November 20, 2007
----------------------
Ting-Feng Wu

/s/                       Company Secretary, Treasurer         November 20, 2007
-------------             and Director
Mei-Ying Chiu

EXHIBIT INDEX

Exhibit
 Number       Description of Exhibits
-------       -----------------------
  3.1         Articles of Incorporation
  3.2         Articles of Conversion
  3.3         By-Laws
  4.1         Specimen common stock certificate
  5.1         Opinion of Cohen & Czarnik
  10.1        Acquisition Agreement by and between the Company and Color
              Stars, Inc. dated July 24, 2005
  10.2        Subscription Agreement


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